          TEMPORARY CERTIFICATE--EXCHANGEABLE FOR DEFINITIVE ENGRAVED
                      CERTIFICATE WHEN READY FOR DELIVERY
                                [SHURGARD LOGO]
                         SHURGARD STORAGE CENTERS, INC.

        NUMBER                                                     SHARES

INCORPORATED UNDER THE LAWS                                   SEE REVERSE FOR
 OF THE STATE OF WASHINGTON                                 CERTAIN DEFINITIONS
                                                              CUSIP 82567D 401

THIS CERTIFICATE IS TRANSFERABLE IN THE CITIES OF ENGLEWOOD, CO OR NEW YORK, NY

This Certifies that

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is the record holder of

                    ----------------------------------------

            FULLY PAID AND NONASSESSABLE SHARES OF THE 8.75% SERIES D CUMULATIVE REDEEMABLE PREFERRED STOCK, PAR VALUE $.001 PER SHARE, OF

                         SHURGARD STORAGE CENTERS, INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

        WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:
       -------------------

                                     [SEAL]

/s/  [SIGNATURE ILLEGIBLE]                         /s/  [SIGNATURE ILLEGIBLE]
     ----------------------                             -----------------------
          Secretary                                          Chairman


Countersigned and registered:
AMERICAN STOCK TRANSFER AND TRUST CO.
             (Englewood, CO)
             Transfer Agent and Registrar

By:
    ------------------------------------
                    Authorized Signature



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     The Corporation is authorized to issue Common Stock, Preferred Stock and
Excess Stock. The Board of Directors of the Corporation has authority to fix the number of shares and the designation of any shares of Preferred Stock and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any unissued Series of Preferred Stock.

     The Corporation will furnish to any shareholder, upon request and without charge, a statement of the powers, designations, preferences and relative, participating, optional and other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, so far as the same shall have been fixed, and of the authority of the Board of Directors to designate and fix any preferences, rights and limitations of any wholly unissued series. Any such request should be addressed to the Secretary of the Corporation at its principal office.

     The Shares of Preferred Stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust ["REIT"] under Section 856-860 of the Internal Revenue Code of 1986, as amended. Accordingly, no person may acquire shares of Preferred Stock if such acquisition causes the Person to Own an amount of such shares in excess of 9.8% (the "Ownership Limit") of the total outstanding shares of Preferred Stock and Common Stock of the Corporation. The number of shares of Preferred Stock treated as and held by any shareholder for purposes of applying this Ownership Limit shall be determined in accordance with the provisions of Section 9 of the Designation of Rights and Preferences of 5 Series D Cumulative Redeemable Preferred Stock of Shurgard Storage Centers, Inc. A corporate investor may petition the Board of Directors to increase the Ownership Limit, which petition the Board of Directors shall grant unless it determines in good faith that the ownership of such shares of Preferred Stock and Common Stock may jeopardize the Corporation's qualification as a REIT; provided, however, that the Board of Directors shall not be obligated to grant the petition if the Board of Directors believes, based upon advice from legal counsel, that the granting of the petition would cause the Board of Directors to breach its fiduciary duty to the shareholders. Any Person who attempts to Own or becomes the Owner of shares of Preferred Stock or Common Stock in excess of the above limitation must immediately notify the Corporation of the proposed or actual transaction and any transfer in violation of these limitations will not be given effect and will be voided by the Corporation, the shares of Preferred Stock or Common Stock in excess of this Ownership limit may be redeemed by the Corporation, and/or such shares will be automatically converted into an equivalent number of shares of non dividend-paying and nonvoting Excess Stock. Excess Stock shall be treated as offered for sale to the Corporation or its designee for a period of 120 days from the later of (a) the date of the transfer of the shares of Preferred Stock or Common Stock in excess of the Ownership Limit or (b) the date the Corporation was first notified of such transfer. The price paid by the Corporation for the Excess Stock will be determined as set forth in the Corporation's Articles of Incorporation, as amended or further restated, which price will not be in excess of, but may be less than, the amount paid by the Person for the shares of Preferred Stock or Common Stock in excess of the Ownership Limit. All capitalized terms in this legend have the meanings defined in the Corporation's Articles of Incorporation, as amended or further restated, a copy of which will be sent without charge to each shareholder upon such shareholder's written request. This legend summarizes certain of the restrictions, limitations and requirements attributable to the shares of Preferred Stock represented by this certificate, which restrictions, limitations and requirements are fully set forth in the Corporation's Articles of Incorporation, as amended. By acquiring the shares of Preferred Stock represented by this certificate, the Owner hereof consents to the restrictions, limitations and requirements attributable to such shares as contained in the Corporation's Articles of Incorporation, as amended or further restated, including without limitation, those selling to the non dividend-paying characteristic of Excess Stock and the Owner's obligation, under certain circumstances, to return to any distributions made by the Corporation to the Owner prior to the Corporation's discovery that any shares of Preferred Stock and Common Stock have been exchanged for Excess Stock.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

        TEN COM   --  as tenants in common              UNIF GIFT MIN ACT -- ...................Custodian...............
        TEN ENT   --  as tenants by the entireties                                 (Cust)                    (Minor)
        JT TEN    --  as joint tenants with right of                         under Uniform Gifts to Minors
                      survivorship and not as tenants                        Act........................................
                      in common                                                                 (State)
                                                        UNIF TRF MIN ACT  -- .............Custodian (until age.........)
                                                                                 (Cust)
                                                                             ....................under Uniform Transfers
                                                                                    (Minor)
                                                                             to Minors Act..............................
                                                                                                   (State)


     Additional abbreviations may also be used though not in the above list.


     FOR VALUE RECEIVED,___________________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
--------------------------------------

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_______________________________________________________________________________
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_______________________________________________________________________________

_______________________________________________________________________________

________________________________________________________________________ Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

______________________________________________________________________ Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated________________________


                                X_______________________________________________

                                X_______________________________________________
                                 THE SIGNATURE(S) TO THIS ASSIGNMENT MUST
                                 CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE
                       NOTICE: FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY
                                 CHANGE WHATEVER.

Signature(s) Guaranteed




By___________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED
BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND
LOAN ASSOCIATIONS AND CREDIT UNIONS
WITH MEMBERSHIP IN AN APPROVED
SIGNATURE GUARANTEE MEDALLION PROGRAM),
PURSUANT TO S.E.C. RULE 17Ad-15.